UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2019

ZOOMPASS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Gordon Baker Road, Suite 101 Toronto, Ontario M2H 3N5
(Address of Principal Executive Offices) (Zip Code)

(416) 452-5254
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 15, 2019, director Roger C. Connors resigned from all positions with Zoompass Holdings, Inc. (the “Company”), including as a director.

Effective November 29, 2019, director Manish Grigo resigned from all positions with the Company, including as a director.  The remaining director, Mahmoud Hashem, appointed Steve Roberts to fill the vacancy left by such resignation.

Mr. Roberts has been the CEO of Epic NRG LLC from 2018 to present. He served as President for Zoompass Inc. from September 2016 through September 2018. From December 2013 through 2016, Mr. Roberts was the Vice President of Mobility for Ingram Micro.

Mr. Roberts earned his Bachelors of Arts Degree in 1991 from the University of Guelph, in Guelph, Ontario.

Also effective November 29, 2019, Mahmoud Hashem resigned from all positions as an officer of the Company.  The remaining director, Mahmoud Hashem, appointed Steve Roberts Chairman of the Board of Directors, and interim Chief Executive Officer and Chief Financial Officer of the Company

Following the appointment of Mr. Roberts as director and officer, director Mahmoud Hashem resigned from all positions with the Company, including as a director.

As of the date hereof, Steve Roberts is the sole director and the interim CEO and CFO of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOMPASS HOLDINGS, INC.
December 6, 2019	By: /s/ Steve Roberts Steve Roberts Chief Executive Officer

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